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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2004

Rhythms NetConnections Inc.
(Exact name of Registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-25685	333-0747515
(Commission File Number)	(IRS Employee Identification No.)
7887 East Belleview Ave, Suite 1100, Englewood, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (303) 228-1677

9100 East Mineral Circle, Englewood, CO
(Former name or former address, if changed since last report)

Item 5.    Other Events.

        On August 1, 2001 (the "COMMENCEMENT DATE"), Rhythms NetConnections Inc. (the "COMPANY") and certain of its wholly owned subsidiaries commenced voluntary bankruptcy cases (the "CASES") under Chapter 11 of Title 11 of the U.S. Code in the U.S. Bankruptcy Court for the Southern District of New York (the "BANKRUPTCY COURT") (the "BANKRUPTCY CASE").

        On or about August 15, 2001, the Company submitted to the Securities and Exchange Commission (the "SEC") a written request for permission to file periodic operating reports (the "REQUEST"), which it is required to file with the U.S. Bankruptcy Trustee and the Bankruptcy Court in connection with the Bankruptcy Case (the "MONTHLY REPORTS"), during the pendency of the Bankruptcy Case in lieu of the reports it would otherwise file ("1934 ACT REPORTS"), as required by the Securities Exchange Act of 1934 ("1934 ACT"). The Monthly Reports provide an ongoing record of assets and liabilities of the Company's estate, along with a record of cash receipts and disbursements. In the months prior to filing the Bankruptcy Case, the Company significantly downsized its operations and significantly reduced its workforce, management and administrative staff. Because of the Company's lack of resources, in terms of both the lack of personnel available to assemble the data to be included in, review, finalize and file the Company's 1934 Act Reports, as well as the cost of preparing such 1934 Act Reports, the devotion by the Company of substantially all of its accounting and finance resources to the preparation and filing of the Bankruptcy Case, and the ongoing demands on the time of the remaining accounting and finance personnel following the Commencement Date and post-petition reductions in work force, the Company does not have, and will not have, the resources necessary to assemble the data to be included in, review, finalize and file its 1934 Act Reports going forward.

        On or about November 5, 2001, the Company submitted to the SEC a supplemental letter detailing the events at the Company and in the Bankruptcy Case since August 15, 2001. On or about November 13, 2001, the SEC advised the Company that it had not satisfied one of the requirements in order for the SEC to grant the Request. Specifically, the ongoing average daily trading activity in the Company's securities for the 30 days prior to November 13, 2001 exceeded the SEC's trading volume limitations in order for the SEC to be able to grant the Request. With the permission of the SEC, the Company withdrew its Request without prejudice to its right to resubmit its Request in the future in the event the average daily trading activity in the Company's Securities declines significantly from its then-current level. In the absence of a favorable response from the SEC to its Request, for the same reasons discussed above, the Company continues to be unable to file its 1934 Act Reports and intends to continue to file its Monthly Reports with the SEC in lieu of filing its 1934 Act Reports.

        On January 8, 2002, the Bankruptcy Court, after notice and a hearing, entered an order approving the Debtors' Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code (the "DISCLOSURE STATEMENT"). On February 26, 2002, the Bankruptcy Court, after notice and a hearing, entered an order confirming the Debtors Amended Joint Plan of Liquidation Under Chapter 11 of the Bankruptcy Code (the "PLAN"). The effective date of the Plan was March 11, 2002 (the "EFFECTIVE DATE"). See the Form 8-K the Company filed with the SEC on March 13, 2002 for more information concerning the Disclosure Statement and the Plan, as approved by the Bankruptcy Court.

        On February 17, 2004, the Bankruptcy Court, after notice and a hearing, entered an order approving the Final Decree Closing the Debtors' Chapter 11 Cases Pursuant to Section 350(a) of the Bankruptcy Code and Bankruptcy Rule 3022 (the "FINAL DECREE"). A copy of the Final Decree is attached hereto as Exhibit 19.1.

        The Company's Monthly Operating Statements for the period October 1, 2003 to February 29, 2004, which the Company filed with the U.S. Bankruptcy Trustee and the Bankruptcy Court on April 15, 2004 is attached hereto as Exhibit 19.2.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)
Financial Statements.
Not applicable.

(b)
Pro Forma Financial Information.
Not applicable.

(c)
Exhibits.

Exhibit Number	Description
19.1	Order Approving the Final Decree Closing the Debtors' Chapter 11 Cases Pursuant to Section 350(a) of the Bankruptcy Code and Bankruptcy Rule 3022
19.2	Monthly Operating Statements for Period October 1, 2003 to February 29, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rhythms NetConnections Inc. (Registrant)
Date: April 21, 2004	/s/ BRIAN P. FARLEY
	By:	Brian P. Farley
	Title:	Chief Executive Officer

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES